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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 10, 1996, with respect to the financial statements of WizardWorks Group, Inc. (not separately presented in such reports), included in the Transition Report on Form 10-K of GT Interactive Software Corp. for the transition period from January 1, 1998 to March 31, 1998 and in the Annual Report on Form 10-K of GT Interactive Software Corp. for the fiscal year ended December 31, 1997.

                                                 /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
February 22, 1999